UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2024

INFINT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41079	98-1602649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Broadway, Suite 401 New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 287-5010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary shares and one-half of one Warrant	IFIN.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	IFIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about February 16, 2024, in connection with the Extraordinary General Meeting (as defined below), INFINT Acquisition Corporation (the “Company”) will file an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) with the Registrar of Companies in the Cayman Islands to extend the date by which the Company must consummate its initial business combination from February 23, 2024 to November 23, 2024, or such earlier date as determined by the Company’s board of directors (the “Extended Date”). The Company’s shareholders approved the Extension Amendment at the Extraordinary General Meeting on February 16, 2024.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting (the “Extraordinary General Meeting”) of the Company, which was held on February 16, 2024, holders of 10,015,379 of the Company’s ordinary shares, which represents approximately 75.64% of the ordinary shares issued and outstanding and entitled to vote as of the record date of January 26, 2024, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved a special resolution (the “Extension Proposal”) to amend the Charter to extend the date that the Company has to consummate a business combination from February 23, 2024 to the Extended Date.

The affirmative vote of the holders of at least two-thirds of the Class A ordinary shares and Class B ordinary shares, par value $0.0001 per share, of the Company issued and outstanding, voting together as a single class, represented in person or by proxy and entitled to vote thereon and who do so in person or by proxy at the Extraordinary General Meeting was required to approve the Extension Proposal.

Set forth below are the final voting results for each of the proposals:

The Extension Proposal

The Extension Proposal was approved. The voting results of the ordinary shares were as follows:

For	Against	Abstain
10,014,575	804	0

The Adjournment Proposal

The Adjournment Proposal was not presented at the meeting.

In connection with the votes to approve the Extension Proposal, the holders of 2,661,404 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.36 per share, for an aggregate redemption amount of approximately $30.26 million, leaving approximately $53.97 million in the trust account.

Under Cayman Islands law, the amendment to the Charter took effect upon approval of the Extension Proposal. Accordingly, the Company now has until November 23, 2024 to consummate its initial business combination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Memorandum and Articles of Association of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINT ACQUISITION CORPoration

By:	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Chief Executive Officer

Date: February 20, 2024

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